EXHIBIT 99.03

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

AllianceBernstein

Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

David Steyn:
Thank you, Bill.  Bill very kindly said he was excited to see me this morning.  I'm slightly less excited, and I'll explain why.  And my voice is only just holding out.  In an exercise of annual insanity, we host a series of client conferences for our client department over a two, three week period across the United States of America.  During those three weeks, we see some 10,000 private clients.  We've had seven so far this week in New York, and that's why my voice is only just holding on, so there can be no shouting today.

But I'm actually grateful for the opportunity just to talk about our business, and in fact, I'm going to touch on some of the themes of what we've been talking about, to 10,000 private clients today, because our business and the investment business generally is undergoing change on a scale I don't think I've seen in 32 years in this business.  And some of the consequences of that, I think, are going to be quite profound.  And I think our industry is going to look quite different in five years' time to what it looked like five years ago.  So I want to talk a little bit about some of those trends within the firm, and almost the leitmotif of what I'm talking about is tradition and change, because there are many, many things which are going to stay constant in our business, but there are going to be some things which are going to be, or already beginning to be, radically, radically different.

So with that, let me start with just a summary of our business, and as Bill said, it's a very, very diversified business, across channel and geography.  That wasn't, by the way, always the case.  If you went back 10 or 11 years ago, 90%-plus of AllianceBernstein's clients were here in the United States of America, and by the way, 90% of what we did for our clients was U.S. money management, equities or bonds.  Today we manage just under $500 billion, spread across our private clients, institutions, and retail -- we're showing here the revenue numbers as opposed to the assets under management numbers -- with an almost equal balance between private clients, retail, and institutions.  And then we're showing by client domicile, and about two thirds of our business in the United States of America-- from U.S. clients- revenue, from U.S. clients, and about one third coming from non-U.S. clients.

Across the channels, that's somewhat different, so the international exposure is much more heavily geared towards our institutional business, and whereas our private client business is very, very, very heavily skewed to the United States of America.  But it's a very stable business today; very diversified business -- by geography, by style, by client base.

Let me comment on our three channels.  I'm going to start with the institutional channel, which has been, since the events of 2008, the most challenged of our channels.  It was also, by the way, the channel which grew most in the years leading up to 2008, and the channel which globalized most in the years leading up to 2008.  We manage about $270 billion for institutions, spread across fixed incomes, equities, value, growth and blend.  And actually a business which we rarely talk about, but I will touch on today, which is our passive business, because we think passive is becoming, in a whole host of ways, more important across our industry as a whole.

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

The institutional business suffered the greatest outflows in the '09-‘10 period.  To some extent, to some significant extent, that is beginning to stabilize.  I would say, however, the institutional business, particularly-- I think this is true anywhere of our industry, it is particularly true of AllianceBernstein, is a very, very lumpy business.  We have a client base across the range of institutions, but actually with a very high penetration of very large institutions.  So it's a little bit difficult to extrapolate flow stories one month or one quarter to the next.

I'm going to talk later about the DC business, but I would just want to say a couple of things about the DB business, which is still the lion's share of our institutional business.  If you can allow me to separate, in my remarks, DB for corporate from DB for public sector, where the story is really radically different, DB for corporate has been undergoing extremely profound asset allocation shifts.  Many people ascribe that to 2008.  Actually, that's not true -- and this is a global phenomenon.  I'm talking about corporate DB around the world.  That really isn't true.  The shift out of equities, into fixed income, by corporate DB plans around the world, started in the early years of this decade, and it started for accounting and regulatory reasons; it did not start, did not happen, because of the market turmoil of 2008.  2008, I think, just accelerated a trend which was well underway.

We don't see, for now, that trend changing.  I'm not talking at AllianceBernstein; I'm talking of our industry.  The motivation for it is just too, too deep-rooted.  I don't think there has been a time, for example, when corporate DB plans have had fewer assets in active domestic equities, and I'm talking of the U.S., I'm talking of the UK, I'm talking about Holland, I'm talking about Australia, I'm talking about Japan, I'm talking about every single corporate DB marketplace there is.  So, the first profound change in our industry, I think is a very secular one, not a cyclical one, and really has little to do with 2008, and that is the corporate DB shift out of equities, into fixed income -- fixed income and other things, alternatives being one of them.  And we see that trend -- we certainly see no evidence of that trend reversing.

Now as a firm, we've suffered from that and we've benefited from that.  We've suffered insofar as our traditional -- go back ten years -- our domestic franchise equity business has been under attack.  We've benefited insofar as equity mandates, insofar as they exist, are increasing our global mandates, where we've benefited because of our franchise, and fixed income.  Among the stories you'll see in our data today is just how much of the fixed income franchise of AllianceBernstein, how healthy that has been over the past couple of years, which is a good way to segue into retail, where this has been even more extreme.

I think if you went back two or three years ago, AllianceBernstein was almost totally known within the retail space as an equity house.  What has driven the increase in sales around the world, starting off in Asia, but flowing into Europe and now into the United States of America, was a strategic shift we took a few years ago to focus on fixed income.  And we've been enormous beneficiaries of the retail investor shift from equities to fixed income, so this has been driving a significant increase in sales across basically every one of our retail marketplaces, but as I say, led by investors in Asia.

Now, there has been a lot of speculation in the industry as to whether this shift to fixed income by retail investors is reversing into equities.  I just don't know the answer to that question yet.  I think it's too soon to make that judgment.  But in the meantime, we continue to see a very healthy pipeline for our sales activity in the fixed income markets.

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

Now I started out by saying my voice is almost totally gone because of the private client conferences we're doing.  I did two in Boston on Monday, we've done seven in New York this week, and I'm off down to Florida this weekend.  The private client business is, I think in some senses, the most interesting business opportunity we have today, because the private client business historically has been a very, very stable marketplace.  So that's one of the beauties of the private client business.  I'll clear this chart in a minute or two.  It's one of the beauties of the private client business.  But the competitive environment for private clients is in a state of total turmoil, turmoil unprecedented, I think, in the past couple of decades.  And so there's an opportunity here to build, take, market share.  But let me clear this slide first.

I think this is actually the first time we've shown this data.  There you go, Bill.  We're showing this data to you guys for the first time.  What we're showing here is private client relationships.  It's very difficult in the private client channel to actually say what a relationship is, but you know, this is our best estimate, internally, of a relationship.  So I said we are speaking to 10,000 private clients last week, this week, and next week, so that's about one third of our client base we will physically see in a three-week period.

But that's not the point of this chart.  There are two points to this chart.  The first is we're showing the last time of extreme stress in our private client business, which was the TMT bubble, 1999 into 2000, which led to the greatest period of growth our private client business has ever had, because we sat out TMT.  But despite staying out of TMT, and under a great deal of pressure-- I joined the firm in 1999, I can speak with very good first-hand experience of what 1999 and 2000 were -- we only lost 5% of our private client relationships in the period of the greatest pressure this firm has ever had in its private client business.  That is a measure of how sticky the private client business can be.  And then, as a point of reference, we've taken 2008 through to today, and per chance, the number is exactly the same -- a 5% decline in relationships.

Now, AUM has shifted, undoubtedly.  The nature of AUM in private client has shifted, so the last few years has seen a much bigger share of fixed income in our private client business over equities, but that's reversing, too.  And you know, if you were to look at flows of private clients -- the way I put this is, in 2007, if you pitched for a $20 million private client business, you either got it or you didn't.  Hopefully we got it. Today, if you're pitching for a $20 million private client mandate, and you get it, you're getting $10 million, and $10 million is sitting in the bank, so there's a great deal of private client money sitting in cash.  But, the re-risking is underway, and quarter by quarter by quarter, we are seeing shifts out of fixed income and into equities by our private client business.

So I started out by saying the institutional business is a secular shift, in our opinion, from equities into fixed income, at the corporate DB level.  We don't see that changing.  The retail business has been certainly a cyclical shift into fixed income.  We think it's too early to call a shift, particularly outside the United States of America.  In the private client business, we are seeing that shift.  There is a re-risking going on in the high-net-worth part of the marketplace.

Our fourth business is Sanford C. Bernstein, the sell side, which is often sort of overlooked in the focus on our money management business.  This is a great business for us.  It's one where we're taking market share, it's one which we have globalized over the past decade, first by opening up in London, now by opening up in Asia, predominantly in Hong Kong.  And the brand equity of our sell side business continues just to grow and grow and grow.

So, I split my time between London and New York, and I was coming to JFK and if you don't mind me saying so, immigration at JFK isn't the most pleasant process you ever go through in your life.  And the immigration officer who looked at my passport and said, "AllianceBernstein -- Do you have any connection to Sanford Bernstein?"  To which I said, "Yes, we own it."  But it was just interesting to me that a Department of Homeland Security, whatever it's called, official asked me about Sanford C. Bernstein.  I think in one month we tracked last year, we had around the world, 20,000 press references to Sanford C. Bernstein.  It's just a fantastic halo effect for our brand.

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

So, let me move on and talk a little bit about the changes we're going to see, and I'll try to stick to the time schedule we've been given.  I'll fly through some of this reasonably quickly.

Let me start with a DB/DC dilemma.  I'm 51 years old.  Corporate DB will see me into retirement.  If you're much younger than 51, it won't exist.  It is dying, and this is dying everywhere in the world.  Public sector DB, that's a whole different debate.  And taking the place of DB is, as everyone knows, DC.

Now, the great challenge in DC is to replicate the good features of DB, and we think the industry has made major advances doing that, whether that is auto-enrollment, whether that is default options, whether that is auto-escalation, all of which are having profound consequences on the DC business, good and bad -- to money managers, good and bad.

The missing piece in the DB-ization of DC is guaranteed income.  And that is an initiative which we announced in November.  It is the first one of our products where we are -- and it's gone live.  We have our first clients signed up, where we've tied into a panel of insurance companies, spreading the risk, to provide guaranteed life income.  And with that missing piece of the jigsaw, I think we really can begin to see a DC world which has taken as many as it possibly can of the best features of DB and put it into a DC wrapper.

DC assets at the firm today total $40 billion.  I would like them to total $100 billion.  I see that as the future of our institutional business, and that's not a forward-looking statement, by the way, just in case anyone thinks it is.  But that is the future of the institutional business in our mind, in corporate space.

And so big activity and big changes in DC.  This is actually a slide from our private client channel conferences we've just been doing.  Just over a year ago, February of last year, we launched something called dynamic asset allocation.  In front of private clients, we do this as a build-up slide and we take you through month by month by month, what we've done with your money.  I'm not going to do that today.  I'm just going to illustrate that the point of dynamic asset allocation was -- is -- a direct response to 2008.  It was a recognition that clients, private clients, wanted to get rid of the tail events in their portfolios, and so this is an overlay program, on top of their equity and fixed income exposure, which responds to volatility within the marketplace to, in an overlay fashion, increase or reduce the exposure to equities.

I may add that although we have boxed there what the returned enhancement of DAA last year was, 1.3%, we do not sell this as an alpha-generating capability to our private clients.  That is not the purpose of this product.  The purpose of this product is a risk reduction tool for our private clients, but there is a return benefit to it, because by getting rid of fear of the tail events, what we're finding is clients are much more willing to stay exposed to equities.  So if I look at our private client business and I look back over the past three years, the single thing I'm most proud of is the extent to which we've been able to hold our clients' hands in a way that they've retained exposure to the equity marketplace.

So, I mean this graphic shows how, as volatility, etc., has changed within the marketplace, so we have increased, and then decreased, and then increased our exposure to equities on an overlay level, we intend to evolve this service to include geography, to include duration, to include style.  We see this as a key component of our private client service going forward and also a unique component, which very few of our competitors can offer, because you really need a closed architecture environment to do this.  You need to have the assets under your control and management.

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

Today, over 50, closer to 60%, of our eligible private clients have signed up for this service, which is the fastest rollout of any service in Bernstein's history, which is sort of indicative of the demand potential within our clients.  We don't, however, see this as being limited to private clients, and we have just signed up our first sub-advisory relationship here in the United States of America for exactly the same service.  We see this as a better way, for example, for a variable annuity provider to control the risk of the underlying exposure of their portfolio, rather than de-risking by going passive.

From DA, the next evolution in terms of our suite, sort of post 2008, but actually the research on this pre-dated 2008, is inflation-linked strategies.  It's quite strange, being in the United States of America, to start worrying about inflation, but we do think there could be a time in the next five years inflation is going to be a big concern. By the way, I was asked by a private client in Boston this week, what are the ramifications in our world of $4 a gallon gas, and I said that's a problem we Europeans would love to have.  Gas in London today is $10 a gallon -- $10 a gallon.

I do want to talk about alternatives.  This is an area where the firm has had a long history, but it's not been a significant business.  We absolutely believe it has to become strategic business, and it has to become a strategic because all of our client segments -- private client, institutions, and retail -- in all of our geographies, are demanding these capabilities.  So we today have some $12 billion of alternatives under management.  That is not all organic; we acquired a fund-of-funds operation in October last year, with some $8 billion.  Roughly speaking, half of that in hedge fund fund of funds, half of that in private equity fund of funds.  That was the key missing piece of our armory, if you want to put it that way.

But, if I tried to speculate as to how this firm is going to be different in five years, this is where.  We will have alternatives across every single one of our distribution channels, and you know, we can talk for hours about what's going to happen to alternatives in our business.  But I truly do believe the move towards the fusing of traditional and alternative investment in the money management business is irrevocable at this point.

So, from alternatives, I want to talk about emerging, and this is data which, again, we haven't traditionally published.  I believe I've given you everything -- we're showing you all the crown jewels today, Bill.  Emerging is one of the most exciting areas of growth, has been one of the most exciting areas of growth for us, over the past decade, and we think that is only going to continue.  And it is not just equities, which tends to be the sort of flagship services we're known by.  We have today some $18 billion in emerging mandates for fixed income, and some $23 billion -- $23 billion -- in emerging mandates for equities, and those are in both value and in growth, with a very, very wide geographic dispersion of demand for emerging.

Now we're showing here multi-sector and dedicated.  We're breaking this data down between pure, stand-alone emerging services, and then multi-sector, so you've got global equities or global fixed income and then how much of that goes into emerging.

We see both of those businesses continuing to grow, dedicated and multi-sector, and we also see the emergence of a combination of both of these businesses.  We're seeing the first interest amongst institutional clients in cross-capital markets, fixed income and equity, emerging portfolios.  In fact, we're doing our very first big institutional final in Europe imminently soon, on exactly that type of mandate.  So this is one of the areas where the firm has a great franchise, built up over many years, a great research footprint in both fixed income and equities, and we just see this demand just continuing, again, across all channels.  So for example, private clients today, the typical private client in the United States with us has 5% of their money in emerging securities.  That's forgetting what exposure they might have in developed mandates, to companies which have an emerging presence.  That is pure, dedicated emerging exposure.  Again, we see that only going up.

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

Which brings us on to a slightly different sort of initiative underway at the firm, which is thematic investing.  And I think if you look at AllianceBernstein's history, both Alliance and Bernstein, the franchise historically was absolutely one of bottom-up value and growth investing.  But actually we've got quite an interesting business in thematic investing, a couple of billion dollars of assets under management today, in both global and domestic United States, capabilities.  And we think it's almost a response to the world we've moved into, which is a much more macro world from an investor's perspective, or from a client's perspective.  We see this emerging from, just being for us a very niche product, into something much more mainstream and again, with applicability across the channels.

Now the last one I wanted -- or the second to last one I wanted to comment on, is passive, which is really an area the firm has had a very low profile.  In fact, we run about $30 billion of passive money, mostly institutional.  But we don't see this as a pure vanilla business.  We think there are many things we can and do do in passive, whether it's tailored indexes, whether it's innovative approaches to trading, which actually favor a smaller passive manager over the giants of our industry.

And most of the growth in passive with us has come from our active clients who've bundled together passive and active services.  So we see this as not a threat to our active business, we see this as a complement to our active business, and a way for us to provide solutions to clients who are looking for different things and capabilities across the active and passive spread.

And then the last slide I wanted to leave you with, on business, is just to show the extent to which -- and again, we haven't shown this data before -- the extent to which our business today is globalized.  We've never, ever shown this degree of granularity, of where our assets under management are coming from, and I don't want to say dominated, the largest markets are the exactly the ones you'd expect to be -- the largest institutional markets outside the United States of America.  But what you see is a very, very even spread of our business across geography, continent, and country.

So with that, I'm just going to wrap up with the evolution of the firm, what we're calling here a sort of move towards an all-weather firm.  What I mean by that, I started this presentation talking about the diversification by product and geography of the firm, but this is another way of looking at this, which is, we want a suite of services and a suite of capabilities which can shine whether equity markets are going up, whether interest rates are going down, whether interest rates are going up, whether there are shifts by clients out of active, into passive, whether there are shifts by clients out of traditional, into alternatives.  We want to be able to cover the entire range of the type of capabilities our clients, private clients, institutions, and retail, are going to demand in what looks like continually very, very volatile world.

So with that, let me turn very quickly to comments on the financials.  And first and foremost, we just announced this morning assets under management of $487 billion.  If we look at the key financial, the one I would focus on is actually at the bottom left, this one, in blue -- and what I'll just highlight is the extent to which the firm has been successful in controlling costs.  We made major inroads on the cost base of the firm in 2009, and into 2010, to the point where we believe essentially we have the right footprint as a firm today.  And then improving revenues.  Now one thing I would say about revenues is I've talked about shifts between equities and fixed income, and the immediate intuitive response is, that's having a negative impact on revenues.  It isn't.  And the fixed income services which have dominated our sales -- global, global high-yield, emerging market debt -- have realizable fee rates on a par with, or damn close to, their comparable equity services.  So I wouldn't want anyone to be interpreting some of the underlying asset allocation shifts I've been talking about, as having a meaningful impact on the revenues of the firm.  It's just one of those interesting sort of lesser-known facts about our industry.

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

So, with that, almost on time, Bill, why don't I shut up, my voice is just holding out, and let's throw this open to any questions.

Bill:
Let me kick it off, and anyone who wants to join in, please don't hesitate.  So there's a lot of crosscurrents, I think, in the presentation today, just in terms from a secular perspective and then also AB's positioning within that.  So just to maybe help simplify for it for a lesser folk, like myself, can you sort of walk through, over the next one to two years, where you think the greatest organic growth for the firm will come from?

David Steyn:
Sure.  Sure.  I'll try to synthesize that.  We continue to see market share gain potential for fixed income services in the institutional space.  We don't think that is changing.  You can argue until the cows come home whether it's the right thing for institutions to be doing, shifting money into fixed income at this stage in the economic cycle, but that's a whole different debate.

We would see the downward pressure on domestic equity mandates as also continuing, active domestic equity.  I emphasize active.  Domestic equity managers, active domestic equity managers, are being hit by a triple whammy -- clients are cutting the amount of money in equities, then cutting the amount of money in domestic equities, and then cutting the amount of money in active domestic equities.   And we don't see that changing.

Greatest organic growth rate for the firm -- we would see that in retail outside the United States of America right now.  The flow picture in Asia just continues to be encouraging.  We see that spreading into Europe, but we're sort of further back in the development of that business than we are in Asia.  And the private client business.

I mentioned that the competitive environment for the private client business in the United States is now really very, very interesting.  I mean, let me just spend 30 seconds on that, and in no way am I criticizing the competition.  I worked for you guys a while.  If someone four years ago had predicted Bank of America/Merrill Lynch, or Morgan Stanley Smith Barney, or Wells Fargo Wachovia, you would have thought, "What planet are they coming from?" So we've seen an absolute transformation in the competitive environment for high-net-worth money management.

How that pans out is not clear.  There are some really interesting underlying trends happening there.  You've got advisers in motion.  Advisers in motion means money in motion.  You've got the growth of RIAs.  By the way, another sort of sub-trend, very interesting, which we're watching sort of curiously at the moment, is the use of passive by RIAs.  So my background is mostly institutional; most of my life I've spent in the institutional money management business.  You know, 30 years of watching passive money managers take market share from active money managers.  That's moving into private client money management, and it will be really, really interesting to see what the competitive changes in the industry are as a result of that.

A long-winded answer -- the best organic growth rate for us over the next couple of years, private client business in the United States of America, and I think the retail business outside the United States of America.

Bill:	Yes, sir?

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET

Unidentified Audience
Member:	Are you capacity-constrained at all on emerging markets? How concentrated are those portfolios?

David Steyn:
That's a really good question, and it's something we obsess about.  I'm going to lead with my chin, because I'm going to say, "No, I don't think we are," and then you're going to come back with a second and say, "What level would you be capacity-constrained?" at which point I would duck the question.

I would say this -- we do monitor capacity in emerging markets more tightly than anything else we look at.  Capacity within emerging markets is growing, however, as a result of the evolution of those markets.  And there's some emerging money managers who are, you know, bigger than we are, and comfortable with the capacity they feel they have.  I would say at a pricing level we allow the capacity question to inform how we price emerging market services.  So, you're not going to see any bargain basement sale of our emerging market capabilities.  These are full-fee services and we don't discount.

Unidentified Audience
Member:
Hi.  Could you talk about the role of research in this whole process and whether the role of research, how it's changed, and how you anticipate it might change, if things swing back toward the equity side?

David Steyn:
Well, I think research is absolutely critical, absolutely critical.  We have 240 analysts on the buy side; we have 240 analysts spread around the world.  I see no meaningful change in that footprint.  I think it's the calling card of the firm.

It's, you know, we've been in an environment for the past couple of years where a proprietary, bottom-up research hasn't been rewarded by the markets, but I certainly don't believe that environment is a permanent condition of the capital markets.  And I think you can almost make the opposite argument, which is in the increasingly complex world we clearly now are in, research is going to become the defining, differentiating feature.  So, you know, if the firm's DNA is research, I absolutely don't see that ever changing.

Bill:
Any more questions?  David, just to throw another question -- you mentioned a couple of very powerful secular changes going on, but the one I want to come back to is the alternatives.  You mentioned that you sort of see demand for that in each of the different channels.  Can you talk a little bit, and maybe it's a little early in your footprint, but the individual strategies you have to try and take some share, or penetrate into this space?

David Steyn:
Sure.  I mean, great question -- you can get into a semantic discussion, "What is an alternative?"  to which the most cynical answer is something that charges 2% and 20%.  Too early in the morning for a joke.

I think if we looked at what the firm had to offer its clients, the two holes in the product suite for alternatives were real estate and fund of funds.  And we needed to address them, because they meet very different demands.  In fact, the firm came close, some four years ago, to moving into real estate.  Thank God we didn't.  But it was something we always felt was a natural extension of the brand equity and research culture of the firm, so we have put together a research-- sorry, a real estate team, launched our first fund, and that is up and running.

Our fund of funds was a different need which we needed to fill.  In a closed architecture environment, or a proprietary architecture environment like ourselves, insofar as you're giving private clients exposure to alternatives in order to reduce risk, diversification, low correlation, you've got a sort of philosophic problem if your only exposure is to stuff which is being driven by the same alpha sources as was driving your long money portfolios.  So we recognized we needed to be able to access an external fund of funds capability.

AllianceBernstein
Speaker:  David Steyn
March 10, 2011
8:00 a.m. ET
Page9

Now we could have gone out to any fund of funds, in the business, and you know, partnered with them.  We felt it's absolutely critical that we owned our own fund of funds operation.  It was too important to our private client business.  Not just our private client business.  So that was the big acquisition.  I mean, it's not big in terms of financial terms, but it took us about a year to get that team up and running and within our business.

We're now rolling that out across our private client business.  I mean, literally, as I stand here today, there are presentations across the country on alternative capabilities.  And again, we're doing this because it's the right thing to do for private clients, but we're also doing it because private clients are demanding it.  You know, in an incredibly low interest rate environment, where there's still nervousness about re-risking into equities, there's just a latent demand for alternatives capabilities.

Having said that, I don't want to give the wrong impression.  I don't see fund of funds as being limited to our private client channel.  It was the first strategic priority of the firm, but we are talking to institutions and retail partners about our capabilities in the alternative space.

Bill:	OK, I think that's right on time, so thank you very much and I appreciate the effort, in spite of losing your voice. Thank you very much, David.

David Steyn:	Thank you for your time.